Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-254792) on Form S-8 of our report dated February 24, 2022, with respect to the financial statements of Edgewise Therapeutics, Inc.

/s/ KPMG LLP

Denver, Colorado

February 24, 2022